UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

+353 1 6960000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As Mallinckrodt plc (the “Company” or “Mallinckrodt”) and Endo, Inc. (“Endo”) previously announced, Sigurdur (Siggi) Olafsson will remain as Chief Executive Officer of the Company following the completion of the parties’ previously announced merger transaction pursuant to the Transaction Agreement, dated as of March 13, 2025 (as amended on April 23, 2025 and as may be amended, modified or supplemented from time to time) by and among Mallinckrodt, Endo and Salvare Merger Sub LLC, a wholly owned subsidiary of Mallinckrodt (the “Transaction Agreement”). On July 7 2025, the Company’s subsidiary ST Shared Services LLC entered into the Third Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Olafsson, conditioned and effective upon the Completion (as such term is defined in the Transaction Agreement), such date of Completion being the “Effective Date” for purposes of the Employment Agreement. When effective, the Employment Agreement will supersede the Second Amended and Restated Employment Agreement between ST Shared Services LLC and Mr. Olafsson, dated February 2, 2024 (“Prior Agreement”). Pursuant to the Employment Agreement, Mr. Olafsson will remain in his role as Chief Executive Officer of ST Shared Services LLC and the Company until January 1, 2027 (the “Expiration Date”). In the first half of 2026, the parties to the Employment Agreement will discuss in good faith entering into a potential longer-term employment agreement, and if the parties fail to reach an agreement on the terms of Mr. Olafsson’s employment prior to the Expiration Date, Mr. Olafsson’s employment with ST Shared Services LLC and his service as Chief Executive Officer of the Company will automatically terminate on that date, which termination will be treated as a termination by the Company without Cause (as defined in the Employment Agreement).

The Employment Agreement provides for the following compensatory arrangements for Mr. Olafsson:

•	Cash Compensation. Mr. Olafsson will be entitled to an annual base salary of $1,200,000. Additionally, for periods following the Completion, Mr. Olafsson’s annual cash bonus target and maximum cash bonus will be 200% and 400% of his annual base salary, respectively. The actual bonus earned by Mr. Olafsson in respect of any given year, if any, will be based on performance metrics to be determined by the Board or its delegate, the Human Resources and Compensation Committee of Mallinckrodt (collectively, the “Committee”), in its sole discretion, after consultation with Mr. Olafsson, provided, however, that the performance metrics for the remainder of the calendar year in which the Completion occurs will be mutually established by the Committee and Mr. Olafsson. For the year in which the Completion occurs, Mr. Olafsson will be entitled to receive (i) a pro-rata bonus for the pre-Completion portion of the year based on the performance metrics and target and maximum bonus amounts that were in effect for that period, with such performance metrics adjusted by the Committee and (ii) a pro-rata bonus for the post-Completion portion of the year using performance metrics mutually established and agreed upon by the Committee and Mr. Olafsson and target and maximum bonus amounts that were in effect for that period.

•	Cash Inducement Award. Mr. Olafsson will be entitled to a lump sum cash payment of $6,000,000 on or within 30 days following January 1, 2027, subject to his continued service through such date.

•	Equity Inducement Award. As soon as reasonably practicable following the Effective Date (and in no event more than 30 days after the Effective Date), Mr. Olafsson will be granted a one-time equity award in the form of restricted share units (“RSUs”) with a fair value of $6,000,000 calculated as of the Effective Date. Such equity award will vest on January 1, 2027, subject to his continued service through such date. The terms and conditions of such equity award will be substantially consistent with the terms and conditions applicable to RSUs previously issued to Mr. Olafsson.

Under the terms of the Employment Agreement, in the event that Mr. Olafsson’s employment is terminated by the Company without Cause, by Mr. Olafsson with Good Reason or as a result of his death or Disability (as each term is defined in the Employment Agreement), Mr. Olafsson will be entitled to the following severance compensation and benefits: (a) a lump sum cash payment equal to 2.5 times the sum of his annual base salary and target annual bonus; (b) a lump sum payment of the cash inducement award (if not yet paid) and the prorated portion of the target annual bonus with respect to the year in which the termination occurs; (c) immediate vesting of the equity inducement award; (d) all outstanding equity-based awards granted under the Mallinckrodt 2024 Stock and Incentive Plan and Transaction Incentive Plan will be treated in accordance with the terms of those plans; and (e) continued COBRA coverage or, if no longer eligible for Company-provided COBRA, monthly cash payments equal to the applicable COBRA premium amount for up to 30 months following Mr. Olafsson’s termination.

The Employment Agreement provides that Mr. Olafsson will be restricted from soliciting the Company’s employees and business partners during the 12-month period following his termination of employment for any reason (the “Restricted Period”). The Employment Agreement also provides that Mr. Olafsson will be restricted from competing with the Company, its subsidiaries or affiliates during the Restricted Period, provided that the Restricted Period shall not apply following Mr. Olafsson’s termination of employment if the date of termination is on or after the Expiration Date or if Mr. Olafsson’s employment is terminated by the Company without Cause or by Mr. Olafsson with Good Reason.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Third Amended and Restated Employment Agreement, by and between ST Shared Services LLC and Sigurdur Olafsson, dated July 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: July 7, 2025